Exhibit 4.4

Issue Date: September 14, 2021

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Greenidge Generation Holdings, Inc.

Stock Purchase Warrant

THIS CERTIFIES that B. Riley Securities, Inc. (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from Greenidge Generation Holdings, Inc., a Delaware corporation (the “Company”), up to 344,800 shares of Common Stock (or other securities as to which purchase rights under this Warrant exist) (the “Shares”) at an exercise price of $6.25 per share (the “Exercise Price”). The Exercise Price and the Shares purchasable hereunder are subject to adjustment as set forth in Section 8. This Warrant was issued to Holder pursuant to that certain Engagement Letter dated March 16, 2021, by and between the Company and Holder (the “Agreement”), and Holder hereby acknowledges and agrees that (i) this Warrant satisfies all of the Company’s obligations pursuant to Section 3(b) thereof relating to the Options (as defined in the Agreement) and (ii) the number of Shares issuable under this Warrant and the Exercise Price have been adjusted to reflect the 4-for-1 forward stock split effected by the Company on March 16, 2021. This Warrant may be exercised for the Shares at any time on or after the date hereof and on or prior to the close of business on September 14, 2022 (the “Expiration Date”).

1.
Definitions.
a.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
b.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of

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other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
c.
“Change of Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any person that is not a subsidiary of the Company; (b) the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; (c) the acquisition by any person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Warrant, the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (d) of this definition or (D) any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or (d) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
d.
“Common Stock” shall mean the Company’s class A common stock, $0.0001 par value per share.

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e.
“Securities” shall mean this Warrant and the Shares issuable upon exercise of this Warrant.
f.
“Securities Act” shall mean the Securities Act of 1933, as amended.
2.
Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.
3.
Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). If certificated, certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.
4.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.
5.
No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.
6.
Loss, Theft, Destruction or Mutilation of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
7.
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a

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legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
8.
Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 8.
a.
Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.
b.
Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.
c.
Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.
d.
Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 8(a) or 8(b) hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any

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reclassification also results in a change in Shares covered by Section 8(a) or 8(b), then such adjustment shall be made pursuant to Sections 8(a), 8(b) and this Section 8(d). The provisions of this Section 8(d) shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.
9.
Restrictions on Transferability of Securities.
a.
Restrictions on Transferability. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 9.
b.
Restrictive Legend. Upon exercise of this Warrant each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 9(c)) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 9.

c.
Notice of Proposed Transfers. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 9(c). Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act.

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10.
Investment Representations of the Holder. With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:
a.
Purchase Entirely for Own Account. This Warrant is made with the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Warrant the Holder hereby confirms, that the Securities will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.
b.
Reliance upon Holders’ Representations. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, and that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth herein.
c.
Investment Experience; Economic Risk. The Holder understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The Holder is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that the Holder is able to fend for itself. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Securities. The Holder can bear the economic risk of the Holder’s investment and is able, without impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.
d.
Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act. If other than an individual, the Holder also represents that it has not been organized for the purpose of acquiring the Securities.
e.
Residency. The state of the Holder’s principal place of business is Texas.
f.
Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a

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“market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.
11.
Notices. In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, or (iv) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days prior to the date therein specified.
12.
Miscellaneous.
a.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.
b.
Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
c.
Assignment. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company. This Warrant shall be binding upon any successors or assigns of the Company.
d.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth on the signature page hereto (or at such other address for a party as such party may designate pursuant to this Section 14).

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery.

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Any party may change any address to which notice is to be given to it by giving notice as provided above or such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

e.
Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Greenidge Generation Holdings, Inc.

By: /s/ Jeffrey E. Kirt

Jeffrey E. Kirt, Chief Executive Officer

Address:

590 Plant Road

Dresden, New York 14441

Attn: Chief Executive Officer

Email:

AGREED AND ACKNOWLEDGED:

“Holder”

/s/ Jimmy Baker
(Signature)

Jimmy Baker
(Print Name)

President, Head of Capital Markets
(Title if signing of behalf of an entity)

Address*:
B. Riley Securities
11100 Santa Monica Blvd. Suite 800

Los Angeles, CA 90025

Facsimile #:

Email: jbaker@brileyfin.com; pchoi@brileyfin.com

*Please indicate address for notice purposes.

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NOTICE OF EXERCISE

TO: Greenidge Generation Holdings, Inc.
590 Plant Road
Dresden, New York 14441
ATTN: Secretary

1. The undersigned hereby elects to purchase ______________ shares of the _________________ Stock (the “Shares”) of Greenidge Generation Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)
Address:

3. The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(Date)	(Signature)

(Print Name)

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